INSTRUCTION TO NOMINEE HOLDER
                              FROM BENEFICIAL OWNER
                                       OF
                            OUTSTANDING COMMON STOCK
                                       OF
                         DRUMMOND FINANCIAL CORPORATION

The undersigned hereby acknowledges receipt of the Offer, Letter of Transmittal and Notice of Guaranteed Delivery relating to the offer to purchase all of the outstanding common stock, par value $0.01 (the "Common Shares") of Drummond Financial Corporation ("Drummond"), except for Common Shares held by the Defendants, at a price of $1.25 per Common Share. Capitalized terms used but not defined herein have the meanings ascribed to them in the Offer.

This will instruct you as to the action to be taken by you relating to the Offer with respect to the Common Shares of Drummond held by you for the account of the undersigned.

The  aggregate  number  of  Common  Shares  held  by  you for the account of the
undersigned  is  (fill  in  the  number):   _______________  Common  Shares.

With respect to the Offer, the undersigned hereby instructs you (check appropriate box):

      __ To TENDER all of the Common Shares held by you for the account of the undersigned.

      __ To TENDER ______________ Common Shares held by you for the account of the undersigned.

It  is  understood  that  you  are  authorized:

(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Common Shares, including but not limited to the representation that the undersigned is the owner of the Common Shares represented herein and has good title to such Common Shares free and clear of all liens, charges, encumbrances and adverse interests; and

(b) to take the action instructed by the undersigned to be taken pursuant hereto and to take such further action as may be necessary under the Offer (and related documents) to effect the instructions provided herein.

                                    SIGN HERE

Name  of  Beneficial  Owner(s):  ______________________________________________
Signature(s):  ________________________________________________________________
Name(s)  (please  print):  ____________________________________________________
Address: ______________________________________________________________________
         ______________________________________________________________________
         ______________________________________________________________________
Telephone  Number:  ___________________________________________________________
Taxpayer Identification or Social Security Number: ____________________________
Date:  ________________________________________________________________________